ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”), dated as of this 28th day of July, 2012 (the “Effective Date”), is entered into by and among (i) Prime Acquisition Corp., a Cayman Islands company (the “Company”), (ii) the shareholders of the Company listed on Schedule I (collectively, the “Transferors”), (iii) Weidong Guo (the “Purchaser”), and (iv) Pang & Co. (the “Escrow Agent”).

RECITALS

WHEREAS, pursuant to a Stock Purchase Agreement (the “SPA”) dated the date hereof between the Company and Yuantong Investment Holdings Limited, a Cayman Islands company, Vanrock Sunrise Holdings Limited, Aquavenus Investment Holdings Limited and G.H. Martin Co. (collectively the “Yuantong Shareholders”), the Yuantong Shareholders are acquiring ordinary shares of the Company;

WHEREAS, pursuant to a Share Option Agreement, (the “Option Agreement”) dated the date hereof between the Transferors and the Purchaser, the Purchaser has acquired options to purchase an aggregate of 415,000 ordinary shares of the Company for an aggregate purchase price of $3,108,350 (the “Purchase Price”), which options will be exercisable upon the closing of a Business Combination by the Company, as such term is defined in the Company’s Amended and Restated Memorandum and Articles of Association; and

WHEREAS, pursuant to the Option Agreement, 50% of the Purchase Price will be delivered to the Escrow Agent on the date hereof to be held by the Escrow Agent in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.            Appointment of Escrow Agent. The Company and the Purchaser hereby appoint Pang & Co. as escrow agent for the purposes set forth herein, and Pang & Co. accepts such appointment under the terms and conditions set forth in this Agreement.

2.            Deposit of Escrow.

(a)          In connection with the signing of the Option Agreement, the Purchaser will deposit the Purchase Price with the Escrow Agent. The Escrow Agent shall deliver 50% of the Purchase Price received to the Transferors upon receipt of written instrucitons from the Transferors, and shall hold the remaining 50% (the “Property”) in accordance with the terms of this Agreement. The Property will be held in a non-interest bearing account maintained by the Escrow Agent. In the event that the Escrow Agent does not receive any of the Property by 45 days after the date hereof, this Agreement shall terminate and be of no further force or effect. In the event that the Escrow Agent does not receive the entire Property by 45 days after the date hereof, this Agreement shall terminate and be of no further force or effect and the Escrow Agent will return any portion of the Property the Escrow Agent received to the persons who deposited it without interest or deduction, unless the Escrow Agent receives a notice from the Transferors indicating that the closing of the transactions contemplated by the SPA will proceed regardless of the failure of the Purchaser to fund, in whole or in part, the Purchase Price, in which case the Property shall consitute the portion of the Property received by the Escrow Agent prior to the closing of the transactions contemplated by the SPA.

(b)          The Property may not be released from Escrow except as provided in Sections 2(a) and 3.

3.            Release of Escrow.

(a)          Upon receiving joint written instructions from the Transferors stating that the transaction contemplated by the SPA has been completed or that the SPA has been terminated, the Escrow Agent shall promptly release the Property without interest in accordance with the written instructions from the Transferors.

(b)          Upon receiving joint written instructions from the Company, the Transferors and the Purchaser, the Escrow Agent shall promptly release the Property without interest in accordance with such joint written instructions.

(c)          In the event that the Escrow Agent has not received a notice pursuant to Section 3(a) or 3(b) by March 24, 2013 (the “Termination Date”), the Escrow Agent will return any portion of the Property the Escrow Agent received to the Transferors without interest; provided, however, that the Termination Date may be extended to a later date by mutual agreement of the Escrow Agent, the Company, the Transferors and the Purchaser.

4.            Concerning the Escrow Agent.

(a)          The Escrow Agent shall not have any liability to any of the parties to this Agreement or to any third party arising out of its services as Escrow Agent under this Agreement, except for damages directly resulting from the Escrow Agent’s gross negligence or willful misconduct.

(b)          Upon any delivery or deposit with a court or successor escrow agent of the Property in accordance with this Agreement, the Escrow Agent shall be fully and forever released and discharged from any liability for serving as Escrow Agent and from any further obligation under this Agreement.

(c)          The Company, the Transferors and the Purchaser shall jointly and severally indemnify the Escrow Agent and hold it harmless against any loss, liability, damage or expense (including reasonable attorneys’ fees) that the Escrow Agent may incur as a result of acting as escrow agent under this Agreement, except for any loss, liability, damage or expense arising from its own gross negligence or willful misconduct. For this purpose, the term “attorneys’ fees” includes out-of-pocket fees payable to any counsel, including Loeb & Loeb LLP, retained by the Escrow Agent in connection with its services under this Agreement (other than fees incurred in connection with the drafting and negotiation of this Agreement) and, with respect to any matter arising under this Agreement as to which the Escrow Agent performs legal services (other than fees incurred in connection with the drafting and negotiation of this Agreement), its standard hourly rates and charges then in effect.

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(d)          The Escrow Agent shall be entitled to rely upon any judgment, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity of, or the correctness of any fact stated in, that document and irrespective of any facts the Escrow Agent may know or be deemed to know in any other capacity. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with this Agreement has been duly authorized to do so.

(e)          The Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The Escrow Agent shall not have any obligations arising out of or be bound by the provisions of any other agreement, written or oral, including, but not limited to, the Option Agreement.

(f)          All of the Escrow Agent’s rights of indemnification provided for in this Agreement shall survive the resignation of the Escrow Agent, its replacement by a successor Escrow Agent, its delivery or deposit of the Escrow in accordance with this Agreement, the termination of this Agreement, and any other event that occurs after the Effective Date.

(g)          If any dispute arises in connection with this Agreement, the Escrow Agent may at any time commence an action in the nature of interpleader or other legal proceedings and may deposit the Property with the clerk of the court.

(h)          The Escrow Agent shall have no responsibility with respect to the sufficiency of the arrangements contemplated by this Escrow Agreement to accomplish the intentions of the parties.

5.            Representations.

Each of the Company, the Transferors, the Purchaser and the Escrow Agent severally represents and warrants as to itself, himself or herself (as applicable) that: (a) it, he or she (as applicable) has full power and authority to enter into and perform this Agreement; (b) the execution and delivery of this Agreement by it, he or she (as applicable) was duly authorized by all necessary corporate, partnership or other action; and (c) this Agreement is enforceable against it, he or she (as applicable) in accordance with its terms.

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6.            Resignation; Successor Escrow Agent.

The Escrow Agent (and any successor escrow agent) may at any time resign as such upon 60 days’ prior notice to each of the other parties. Upon receipt of a notice of resignation, each of the Company, the Transferors and the Purchaser shall use its best efforts to select a successor agent within 30 days, but if within that 30-day period the Escrow Agent has not received a notice signed by the Company, Transferors and the Purchaser appointing a successor escrow agent and setting forth its name and address, the Escrow Agent may (but shall not be obligated to) select on behalf of the Company, the Transferors and the Purchaser a bank or trust company to act as successor escrow agent, for such compensation as that bank or trust company customarily charges and on such terms and conditions not inconsistent with this Agreement as that bank or trust company reasonably requires. The fees and charges of any successor escrow agent shall be paid by the Company, Transferors and the Purchaser. A successor escrow agent selected by the resigning Escrow Agent may become the successor escrow agent by confirming in writing its acceptance of the position. The Company, Transferors and the Purchaser shall sign such other documents as the successor escrow agent reasonably requests in connection with its appointment, and each of them hereby irrevocably appoints the Escrow Agent as its attorney-in-fact to sign all such documents in its name and place. The Escrow Agent may deliver the Escrow Amount to the successor escrow agent selected pursuant to this provision and, upon such delivery, the successor escrow agent shall become the Escrow Agent for all purposes under this Agreement and shall have all of the rights and obligations of the Escrow Agent under this Agreement and the resigning Escrow Agent shall have no further responsibilities or obligations under this Agreement.

7.            Notices.

Any notice or other communication under this Agreement shall be in writing and shall be considered given when (a) sent by telecopier, with receipt confirmed, (b) delivered personally, or (c) one business day after being sent by recognized overnight courier, to the parties at the addresses set forth below (or at such other address as a party may specify by notice to the other):

If to the Transferors or the Purchaser, to their respective addresses on the signature page hereto:

If to Company:

Prime Acquisition Corp.
No. 322, Zhongshan East Road
Shijiazhuang
Hebei Province, 050011 China
Attention: William Tsu-Cheng Yu, President
Facsimile: 650-618-2552

If to Escrow Agent:

Suite 7601A, Level 76, International Commerce Centre
1 Austin Road West
Kowloon, Hong Kong
Attention: Benny Pang
Facsimile: 3923-1100

8.            Miscellaneous.

(a)          This Agreement shall terminate immediately after the disbursement by the Escrow Agent of all amounts held in escrow.

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(b)          All fees and expenses of the Escrow Agent shall be borne by the Company, the Transferors and the Purchaser.

(c)          If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid or unenforceable in any jurisdiction, the remaining provisions of this Agreement shall not be affected thereby, and the invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction. It is understood, however, that the parties intend each provision of this Agreement to be valid and enforceable and each of them waives all rights to object to any provision of this Agreement.

(d)          This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. No party may assign its rights or obligations under this Agreement or any interest in the Escrow Amount without the written consent of the other parties, and any other purported assignment shall be void. In no event shall the Escrow Agent be required to act upon, or be bound by, any notice, instruction, objection or other communication given by a person other than the Company, the Transferors and the Purchaser.

(e)          This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.

(f)           The Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York shall have exclusive jurisdiction over the parties (and the subject matter) with respect to any dispute or controversy arising under or in connection with this Agreement. A summons or complaint or other process in any such action or proceeding served by United States certified mail or in such other manner as may be permitted by law shall be valid and sufficient service.

(g)          This Agreement contains a complete statement of the arrangements among the parties with respect to the subject matter hereof and cannot be changed or terminated orally. Any waiver must be in writing.

(h)          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

(i)            The section headings used herein are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties to this Agreement have executed, or caused to be executed on their behalf, this Agreement as of the date first above written.

Company

PRIME ACQUISITION CORP.

By:	/s/ Diana Liu
Name: Diana Liu
Title: CEO

[Transferor signature page follows]

[Signature Page to Escrow Agreement]

Transferors

/s/ Li, Yonghui	/s/ Diana Liu
Name: Li, YongHui	Name: Diana Liu

Address:	Address:
7375 Union St.	15F, 300 ChangChun Road
Burnaby, B.C. V5A 1J1, Canada	Taipei, Taiwan 10487

/s/ William Yu	/s/ Conrad Yu
Name: William Yu	Name: Conrad Yu

Address:	Address:
15F, 300 ChangChun Road	486 Walsh Rd.
Taipei, Taiwan 10487	Atherton, CA 94027

/s/ Byron Yu	/s/ Joseph Liu
Name: Byron Yu	Name: Joseph Liu

Address:	Address:
15F, 300 ChangChun Road	Unit 1805, Block 28, Heng Fa Chuen
Taipei, Taiwan 10487	ChaiWan, Hong Kong

/s/ Steven Liu	/s/ Olivia Yu
Name: Steven Liu	Name: Olivia Yu

Address:	Address:
10F-1, 17 Park Street	29032 Sarahills Drive
Taipei, Taiwan 11560	Saratoga, CA 92130

/s/ Joyce Liu	PUWAY LIMITED
Name: Joyce Liu
	By:	/s/ Chang Han Ming
Address:	Name: Chang Han Ming
10687 Heather Ridge Drive	Title: Director
San Diego, CA 92130 USA
Address:

P.O. Box 957
Offshore Incorporations Center
Road Town, Tortola, BVI

[Purchaser signature page follows]

[Signature Page to Escrow Agreement]

Purchaser

/s/ Weidong Guo
Name: Weidong Guo

Address:

[Escrow Agent signature page follows]

[Signature Page to Escrow Agreement]

Escrow Agent:

PANG & CO.

By:	/s/ Benny Pang
Name: Benny Pang
Title: Partner

[End of Signature Pages]

[Signature Page to Escrow Agreement]